EXHIBIT 10.3

                            SHARE EXCHANGE AGREEMENT

                                  BY AND AMONG

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.,
                    INTUITIVE TECHNOLOGY CONSULTANTS, INC.,
                                       AND
            SHAREHOLDERS OF INTUITIVE TECHNOLOGY CONSULTANTS, INC.

                               FOR THE EXCHANGE OF

                                  CAPITAL STOCK

                                       OF

                     INTUITIVE TECHNOLOGY CONSULTANTS, INC.

                            DATED AS OF JUNE 2, 1997

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      THIS SHARE EXCHANGE AGREEMENT, dated as of June 2, 1997, by and among
PHOENIX INTERNATIONAL INDUSTRIES, INC., a Florida corporation ("Phoenix") and INTUITIVE TECHNOLOGY CONSULTANTS, INC., a Georgia corporation and the Shareholders of INTUITIVE TECHNOLOGY CONSULTANTS, INC. ("ITC") as set forth on Schedule "A" attached hereto and made a part hereof (individually a "Shareholder" and collectively, the "Shareholders"),

      WHEREAS, Phoenix is a corporation organized under the laws of the State of Florida and is responsible for filing certain reports with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934;

      WHEREAS, ITC is a corporation organized under the laws of the State of Georgia;

      WHEREAS ITC believes it is in the best interest of its shareholders (and the shareholders of Phoenix after giving effect to the transactions contemplated hereby) to avail itself of the advantages of being part of a "publicly traded corporation";

      WHEREAS, the Shareholders own 100% the issued and outstanding shares of common stock (the "Shares") of ITC; and

      WHEREAS, the Shareholders desire to exchange the Shares for shares of the common stock, par value $.01 per share, of PHOENIX INTERNATIONAL INDUSTRIES, INC., upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, THE PARTIES DESIRE THIS TO BE A TAX-FREE EXCHANGE UNDER THE INTERNAL REVENUE CODE;

      NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       EXCHANGE OF SHARES FOR COMMON STOCK

      SECTION 1.1. AGREEMENT TO EXCHANGE SHARES FOR COMMON STOCK. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Shareholders shall sell, assign, transfer, convey and deliver the Shares (representing 1,000,000 shares or 100% of the common stock of ITC) to Phoenix, and Phoenix shall accept the Shares from the Shareholders in exchange for the shares of Common Stock as defined below.

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      SECTION 1.2. CLOSING. The closing of such exchange (the "Closing") shall take place at 10:00 a.m. E.S.T. on the second business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of Phoenix, 501 S. Dixie Hwy., West Palm Beach, Florida 33401. At the Closing, the Shareholders shall deliver to Phoenix or its designee(s) stock certificates representing the Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In full consideration and exchange for the Shares, Phoenix shall exchange with the Shareholders the Exchange Consideration as provided for in Section 1.3 hereof.

      SECTION 1.3. EXCHANGE CONSIDERATION. In exchange for the Shares, Phoenix will exchange with the Shareholders on the Closing Date, 1,500,000 shares of the common stock, par value $.01 per share (the "Common Stock"), of PHOENIX INTERNATIONAL INDUSTRIES, INC. (or 1.5 shares of Common Stock for each Share exchanged) (the "Exchange Consideration"). No fractional shares will be issued in connection with the exchange.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF ITC

      ITC hereby represents, warrants and agrees as follows:

      SECTION 2.1.   CORPORATE ORGANIZATION.

            (a) ITC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by ITC or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ITC (a "ITC Material Adverse Effect");

            (b) Copies of the Articles of Incorporation and By-laws of ITC, with all amendments thereto to the date hereof, have been furnished to Phoenix, and such copies are accurate and complete as of the date hereof. The minute books of ITC are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors and Shareholders from date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors, committees of the Board of Directors and Shareholders of ITC.

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      SECTION 2.2. CAPITALIZATION OF THE COMPANY. The authorized capital stock of ITC consists of 1,000,000 shares of common stock, with a par value of $.01 per share, of which 1,000,000 shares are outstanding. All of the shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. Except as set forth in this Section 2.2, the Shares are the sole outstanding shares of capital stock of ITC, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of ITC.

      SECTION 2.3. SUBSIDIARIES AND EQUITY INVESTMENTS. ITC has no subsidiaries or equity investments.

      SECTION 2.4. AUTHORIZATION AND VALIDITY OF AGREEMENTS. ITC has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by ITC and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of ITC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      SECTION 2.5. NO CONFLICT OR VIOLATION. The execution, delivery and performance of this Agreement by ITC and each Shareholder does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of ITC, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ITC or any Shareholder is a party or by which any of them is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ITC, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which ITC is bound.

      SECTION 2.6. CONSENTS AND APPROVALS. If applicable, each party to this agreement will set forth as Schedule 2.6; a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in

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connection with the execution and delivery of this Agreement by ITC and each
Shareholder or the performance by ITC and each Shareholder of its or their obligations hereunder.

      SECTION 2.7. FINANCIAL STATEMENTS. ITC has heretofore furnished to Phoenix audited balance sheets as of April 30, 1997, accompanied by the reports thereon of ITC's Accountants, (the audited balance sheets being hereinafter referred to as the "balance sheet"). The balance sheet, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material aspects, the financial position, results of operations and changes in financial position of ITC as of such dates and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of ITC, (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by ITC for federal income tax purposes, (v) and contain all entries recommended by ITC's Accountants.

      SECTION 2.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since April 30, 1997 and except as set forth on Schedule 2.8, if applicable:

            (a) ITC has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of ITC. ITC does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of ITC;

            (b) there has not been any substantive change in any method of accounting or accounting practice of ITC;

            (c) there has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of ITC or any redemption, purchase or other acquisition of any other ITC's securities; and

            (d) there has not been an increase in the compensation payable or to become payable to any director or officer of ITC.

      SECTION 2.9. TAX MATTERS. Except as reflected in ITC's audited balance sheets, all returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of ITC has been filed, and ITC has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such

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returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of ITC have been paid or adequately provided for and ITC knows of no proposed additional tax assessment against ITC not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against ITC, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of ITC.
In the ordinary course, ITC makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by ITC. ITC has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

      "Taxes" shall, for purposes of this Agreement, mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

      SECTION 2.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 2.10, or as disclosed in its audited balance sheets of April 30, 1997, ITC has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of ITC as of that date included in the Financial Statements other than liabilities incurred or accrued in the ordinary course of business since April 30, 1997. Except as shown in such balance sheets or in the notes to the Financial Statements, ITC is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

      SECTION 2.11. INTERESTS IN REAL PROPERTY. Schedule 2.11 sets forth an accurate and complete list of the location of each item of real property ("Real Property") owned or leased by ITC. ITC as of the closing date, owns no "Real Property".

      Schedule 2.11 sets forth an accurate and complete list (by lessee) in the summary description of all leases of Real Property to which ITC is a party. ITC has a valid leasehold interest in each Real Property lease held by it as lessee or sub-lessee as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 2.11. All such Real Property leases are in full force and effect and ITC has received no notice of any default thereunder or waived or is aware of any event or circumstances with which the giving of notice or lapse of time or both would

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constitute a default hereunder. ITC has received no notice nor has any knowledge of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by it or any part thereof or of any sale or other disposition thereof in lieu of condemnation.

      All of the buildings, fixtures and other improvements described in
Schedule 2.11 are in good operating condition, subject to ordinary wear and tear.

      SECTION 2.12. PERSONAL PROPERTY. ITC owns all personal property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property")) purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 2.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of ITC: (i) is in such operating condition repair as may be necessary to carry on the business of ITC as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of ITC as presently conducted.

      SECTION 2.13. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Schedule 2.13 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to ITC by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Each License and Permit is valid and in full force and effect, and, to ITC's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of ITC's business in the manner now conducted and as has been proposed by ITC to be conducted. Except as set forth in Schedule 2.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

      SECTION 2.14. COMPLIANCE WITH LAW. The operations of ITC have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over ITC and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a ITC Material Adverse Effect. ITC has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ,

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judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to ITC or any of its assets, properties or operations.

      SECTION 2.15. LITIGATION. Except as set forth on Schedule 2.15, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the ITC's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against ITC or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of ITC or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation. Schedule 2.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither ITC nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a ITC Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

      SECTION 2.16. CONTRACTS. Schedule 2.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which ITC is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining ITC from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. ITC has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to ITC's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of ITC's knowledge, no other party to any

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Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

      SECTION 2.17. EMPLOYEE PLANS. ITC has complied in all material respects with the requirements of Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), and Sections 601 to 608 of ERISA relating to continuation coverage for group health plans. Schedule 2.17 lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which ITC maintains, or has any obligation to contribute to.

      SECTION 2.18. INSURANCE. Schedule 2.18 lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of ITC. Except as set forth in Schedule 2.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to ITC's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. ITC is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in Schedule 2.18, there is no claim by ITC pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

      SECTION 2.19. ENVIRONMENTAL MATTERS. ITC has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a ITC Material Adverse Effect. ITC has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. or any other Environmental Laws, nor has ITC received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its respective assets.

      SECTION 2.20.   LABOR MATTERS.

            (a) Except as set forth in Schedule 2.20: (i) ITC is not a party to any outstanding employment agreements or contracts with officers or employees that are

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not terminable at will, or that provide for the payment of any bonus or commission; (ii) ITC is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) ITC is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by ITC nor does ITC know of any activities or proceedings of any labor union to organize any such employees. ITC has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

            (b) Except as set forth in Schedule 2.20: (i) ITC is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to ITC's best knowledge, threatened against or affecting ITC, and ITC has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of ITC since its inception; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of ITC; (v) there are no charges with respect to or relating to ITC pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) ITC has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of ITC and no such investigation is in progress.

      SECTION 2.21. DISCLOSURE. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of ITC in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

      SECTION 2.22. SURVIVAL. Each of the representations and warranties set forth in this Article II shall be deemed represented and made by ITC at the Closing as if made at such time and shall survive the Closing for a period terminating on the third anniversary.

                                   ARTICLE III

                        Attached separately as Addendum 1

                                   ARTICLE IV

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                   REPRESENTATIONS AND WARRANTIES OF PHOENIX

      Phoenix represents, warrants and agrees as follows:

      SECTION 4.1. CORPORATE ORGANIZATION.
            (a) Phoenix is a publicly traded, non reporting corporation (listed on the NASDAQ Over the Counter Bulletin Board under the trading symbol "PHXU") duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by Phoenix or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Phoenix (a "Phoenix Material Adverse Effect").

      SECTION 4.2. CAPITALIZATION OF THE COMPANY; TITLE TO THE SHARES. The authorized capital stock of Phoenix consists of (a) 20,000,000 shares of common stock, par value $.01 per share, of which approximately 4,800,000 shares are outstanding and (b) 1,000 shares of preferred stock, none of which is issued or outstanding (the "Phoenix Shares"). All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof. Exceptions, if any, are set forth on Schedule 4.2, the Phoenix Shares currently are the sole outstanding shares of capital stock of Phoenix, and there are no outstanding warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of Phoenix. Phoenix reserves the right to issue additional shares as desired.

      SECTION 4.3. SUBSIDIARIES AND EQUITY INVESTMENTS; prior to the date of closing of this Agreement, Phoenix has no subsidiaries or equity investments.

      SECTION 4.4 AUTHORIZATION AND VALIDITY OF AGREEMENTS: Phoenix has all corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions the transactions contemplated hereby. The execution and delivery of this Agreement by Phoenix and

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the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Phoenix are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

      SECTION 4.5 NO CONFLICT OR VIOLATION: Except as otherwise set forth on
Schedule 4.6, the execution, delivery and performance of this Agreement by Phoenix does not and will not violate or conflict with any provision of the Articles of Incorporation or by-laws of Phoenix, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement , trust indenture or other agreement or instrument to which Phoenix is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Phoenix, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Phoenix is bound.

      SECTION 4.6. CONSENTS AND APPROVALS. Schedule 4.6 sets forth a true and complete list, if applicable, of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by Phoenix or the performance by Phoenix of its obligations hereunder.

      SECTION 4.7. FINANCIAL STATEMENTS. Phoenix has heretofore furnished to ITC
(a) financial statements as of and for the year ended on December 31, 1996, accompanied by the reports thereon of Phoenix's Accountants, (the financial statement listed above being hereinafter referred to as the "Financial Statement"). The Financial Statement, including the notes thereto, (i) were prepared in accordance with generally accepted accounting principles, (ii) present fairly, in all material respects, the financial position, results of operations and changes in financial position of Phoenix as of such dates and for the periods then ended, (iii) are complete, correct and in accordance with the books of account and records of Phoenix, (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by Phoenix for federal income tax purposes, and (v) contain all entries recommended by Phoenix's Accountants.

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      SECTION 4.8. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31,
1996, and except (i) as contemplated by this Agreement or(ii) as set forth on
Schedule 4.8:

            (a) Phoenix has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of Phoenix. Phoenix does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Phoenix;

            (b) there has not been any substantive change in any method of accounting or accounting practice of Phoenix;

            (c) there have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of Phoenix or any redemption, purchase or other acquisition of any other Phoenix's securities; and

            (d) there has not been an increase in the compensation payable or to become payable to any director or officer of Phoenix other than pursuant to employment agreements or consistent with prior past practices.

      SECTION 4.9. TAX MATTERS. All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of Phoenix has been filed, and Phoenix has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed. All Taxes of Phoenix have been paid or adequately provided for and Phoenix knows of no proposed additional tax assessment against Phoenix not adequately provided for in the Financial Statements. No deficiency for any Taxes has been asserted or assessed by a taxing authority against Phoenix, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of Phoenix. In the ordinary course, Phoenix makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by Phoenix. Phoenix has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

      Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

      Schedule 4.9 sets forth an accurate and complete list of all tax loss carry-forwards.

      SECTION 4.10. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on
Schedule 4.10 or 4.16, Phoenix has no indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the balance sheet of Phoenix as of December 31, 1996, other than liabilities incurred or accrued in the ordinary course of business since December 31, 1996. Except as shown in such balance sheets or in the notes to the Financial Statements, Phoenix is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

      SECTION 4.11. INTERESTS IN REAL PROPERTY. Other than the office lease relating to the property located at 501 S. Dixie Hwy., West Palm Beach, Fl 33410, Phoenix does not own or lease any real property.

      SECTION 4.12. PERSONAL PROPERTY. Phoenix owns all personal property (including properties that may be deemed to be a mix of personal property and Real Property, ("Personal Property")) purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in Schedule 4.12. All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of, any of, Phoenix: (i) is, in the aggregate, in such operating condition repair as may be necessary to carry on the business of Phoenix as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of Phoenix.

      SECTION 4.13. LICENSES, PERMITS AND GOVERNMENTAL APPROVALS. Schedule 4.13 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to Phoenix by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), and all pending applications therefor. Each License and Permit is valid and in full force and effect, and, to Phoenix's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of Phoenix's business in the manner now conducted and as has been proposed by Phoenix to be conducted. Except as set forth in Schedule 4.13, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

      SECTION 4.14. COMPLIANCE WITH LAW. The operations of Phoenix have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over Phoenix and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a Phoenix Material Adverse Effect. Phoenix has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to Phoenix or any of its assets, properties or operations.

      SECTION 4.15. LITIGATION. Except as disclosed its financial statement there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Phoenix's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Phoenix or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of Phoenix or the transactions contemplated by this Agreement, nor is any basis known to Phoenix for any such action, suit, proceeding or investigation. Schedule 4.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither Phoenix nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a Phoenix Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

      SECTION 4.16. CONTRACTS. Schedule 4.16 sets forth a true and complete list of all material contracts, agreements and other instruments to which Phoenix is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material, (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining Phoenix from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. Phoenix has performed all obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to Phoenix's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best of Phoenix's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

      SECTION 4.17. EMPLOYEE PLANS. Phoenix has complied in all material respects with the requirements of Section 4980B of the Code and Sections 601 to 608 of ERAS relating to continuation coverage for group health plans. Schedule
4.17 lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which Phoenix maintains, or has any obligation to contribute to.

      SECTION 4.18. INSURANCE. Schedule 4.18 lists the fidelity bonds and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of Phoenix. Except as set forth in
Schedule 4.18, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to Phoenix's best knowledge) and sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. Phoenix is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in
Schedule 4.18, there is no claim by Phoenix pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

      SECTION 4.19. ENVIRONMENTAL MATTERS. Phoenix has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a Phoenix Material Adverse Effect. Phoenix has not performed or suffered any act which could give rise to, or has otherwise incurred liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. S 9601 et seq. or any other Environmental Laws, nor has Company received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act to any governmental agency with respect to any of its respective assets.

      SECTION 4.20. LABOR MATTERS.

            (a) Except as set forth in Schedule 4.20: (i) Phoenix is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission; (ii) Phoenix is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) Phoenix is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Phoenix nor does Phoenix know of any activities or proceedings of any labor union to organize any such employees. Phoenix has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

            (b) Except as set forth in Schedule 4.20: (i) Phoenix is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (iii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to Phoenix's best knowledge, threatened against or affecting Phoenix, and Phoenix has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or written respect to employees of Phoenix since September 30, 1995; (iv) there is no representation claim or petition pending before the NLRB and no question concerning representation exists relating to the employees of Phoenix; (v) there are no charges with respect to or relating to Phoenix pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (vi) Phoenix has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of Phoenix and no such investigation is in progress.

      SECTION 4.21. INVESTMENT INTENT. The Shares will be acquired hereunder solely for the account of Phoenix and its specified designees, for investment, and not with a view to the resale or distribution thereof.

      SECTION 4.22. DISCLOSURE. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of Phoenix in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

      SECTION 4.23. SURVIVAL. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by Phoenix at the Closing as if made at such time and shall survive the Closing for a period terminating on the third anniversary.

                                    ARTICLE V

                                    COVENANTS

      SECTION 5.1.   CERTAIN CHANGES AND CONDUCT OF BUSINESS.

                  From and after the date of this Agreement and until the Closing Date, ITC shall conduct, its business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations or warranties of ITC and,

                  (A) without the prior written consent of Phoenix, ITC will not, except as required or permitted pursuant to the terms hereof:

                  (i) make any material change in the conduct of its businesses and operations enter into any transaction other than in the ordinary course of business consistent with past practices;

                  (ii) make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, or (B) issue any securities convertible or exchangeable for debt securities of ITC;

                  (iv) subject any of its assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on ITC;

                  (v) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

                  (vi) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                  (vii) make or commit to make any material capital expenditure;

                  (viii) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

                  (ix) guarantee any indebtedness for borrowed money or any other obligation of any other person;

                  (x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

                  (xi) take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material;

                  (xii) make any loan, advance or capital contribution to or investment in any person;

                  (xiii) make any change in any method of accounting or accounting principle, method, estimate or practice;

                  (xiv) settle, release or forgive any claim or litigation or waive any right;

                  (xv) commit itself to do any of the foregoing

                  (B) ITC will commit itself to,

                  (i) continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

                  (ii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                  (iii) continue to conduct its business in the ordinary course consistent with past practices;

                  (ix) keep its books of account, records and files in the ordinary course and in accordance with existing practices; and

                  (v) continue to maintain existing business relationships with suppliers and client.

      SECTION 5.2. ACCESS TO PROPERTIES AND RECORDS. ITC shall afford Phoenix, its accounts, counsel and representatives and Phoenix shall afford to ITC, its accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

      SECTION 5.3. NEGOTIATIONS. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of party or persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of common stock or similar transaction involving any party thereof. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

      SECTION 5.4. CONSENTS AND APPROVALS. The parties, (i) shall use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, and (ii) shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection with such transactions .

      SECTION 5.5. Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

      SECTION 5.6. EMPLOYMENT CONTRACT. Phoenix hereby acknowledges and accepts all terms and conditions of the existing employment contract dated ____________________1997, between ITC and Scott A. Schuster.

      SECTION 5.7. RESIGNATIONS OF ITC'S OFFICERS AND DIRECTORS. On the Closing Date, Phoenix shall receive the resignations of all officers and directors of ITC and Phoenix shall cause Scott A. Schuster to be appointed to as a director of both Phoenix and ITC and as President of ITC.

                                   ARTICLE VI

                      CONDITIONS TO OBLIGATIONS OF PHOENIX

      The obligations of PHOENIX to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Phoenix in its sole discretion:

      SECTION 6.1. REPRESENTATIONS AND WARRANTIES OF ITC. All representations and warranties made by ITC in this Agreement shall be true and correct on and as of the Closing Date as if again made by ITC on and as of such date.

      SECTION 6.2. AGREEMENTS AND COVENANTS. ITC and the Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by any of them on or prior to the Closing Date.

      SECTION 6.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

      SECTION 6.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ITC shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 6.5. EMPLOYMENT CONTRACT. On or before the Closing Date, Scott A. Schuster shall have entered into an employment agreement with ITC.

      SECTION 6.6. OPINION OF COUNSEL. Phoenix shall have received a favorable opinion, dated as of the Closing Date from legal counsel to ITC, in form and substance reasonably satisfactory to Phoenix and its counsel.

      SECTION 6.7. OTHER CLOSING DOCUMENTS. Phoenix shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ITC or in furtherance of the transactions contemplated by this Agreement as Phoenix or its counsel may reasonably request.

                                   ARTICLE VII

                        CONDITIONS TO OBLIGATIONS OF ITC

The obligations of ITC and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ITC and the Shareholders in their sole discretion, as the case may be.

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF PHOENIX. All representations and warranties made by Phoenix in this Agreement shall be true and correct on and as of the Closing Date as if again made by Phoenix on and as of such date.

      SECTION 7.2. AGREEMENTS AND COVENANTS. Phoenix shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      SECTION 7.3. CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

      SECTION 7.4. NO VIOLATION OF ORDERS. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Phoenix and its subsidiaries, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

      SECTION 7.5. OPINION OF COUNSEL. Phoenix shall have received a favorable opinion, dated as of the Closing Date from legal counsel to Phoenix in form and substance reasonably satisfactory to ITC and its counsel.

      SECTION 7.6. OTHER CLOSING DOCUMENTS. ITC shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of Phoenix or in furtherance of the transactions contemplated by this Agreement as ITC or its counsel may reasonably request.

      SECTION 7.7. NASDAQ, OTCBB LISTING. ITC shall have received satisfactory confirmation that upon the Closing of the transaction contemplated by this Agreement the shares of Phoenix's Common Stock will continue to be listed as a publicly traded company.

                                  ARTICLE VIII

                           TERMINATION AND ABANDONMENT

      SECTION 8.1. METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

            (a) By the mutual written consent of the Shareholders, ITC, and Phoenix.

            (b) By Phoenix, upon a material breach of any representation, warranty, covenant or agreement on the part of ITC and the Shareholders set forth in this Agreement, or if any representation or warranty of ITC or the Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "ITC Breach"), and such breach shall, if capable of cure, have not been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

            (c) By the Shareholders and ITC, upon a material breach of any representation, warranty, covenant or agreement on the part of Phoenix set forth in this

Agreement, or, if any representation or warranty of Phoenix shall become untrue, in either case such that any of the conditions set forth in Article VII hereof would not be satisfied (a "Phoenix Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

            (d) By either the Shareholders and ITC or Phoenix, if the Closing shall not have consummated before thirty (30) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either ITC or Phoenix, if the Closing shall not have been consummated as a result of Phoenix, the Shareholders or ITC having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

            (e) By either the Shareholders and ITC or Phoenix if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

      SECTION 8.2. PROCEDURE UPON TERMINATION. In the event of termination and abandonment of this Agreement by ITC, the Shareholders or Phoenix pursuant to
Section 8.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement except as provided in Sections 11.1, 11.4 hereof; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

                                   ARTICLE IX

                          SHAREHOLDERS' REPRESENTATIVE

      SECTION 9.1. SHAREHOLDERS' REPRESENTATIVE. Each of the Shareholders hereby irrevocably makes, constitutes and appoints Scott A. Schuster as his agent and representative and attorney-in-fact (the "Shareholders' Representative") for all purposes under this Agreement.

      Each Shareholder hereby authorizes the Shareholders' Representative, on behalf and in the name of such Shareholder, to:

            (a) Receive all notices or documents given or to be given to him by Phoenix pursuant hereto or in connection herewith and to receive and accept service of legal process in connection with any suit or other proceeding arising under this Agreement. The Shareholders' Representative promptly shall forward a copy of such notice or process to each Shareholder ;

            (b) Deliver at the Closing the certificates for the Shares of each Shareholder in exchange for his portion of the Exchange Consideration;

            (c) Sign and deliver to Phoenix at the Closing a receipt for his portion of the Exchange Consideration and transmit the Exchange Consideration to each Shareholder;

            (d) Deliver to Phoenix at the Closing all certificates and documents to be delivered to Phoenix by the Shareholders pursuant to this Agreement, together with any other certificates and documents executed by each Shareholder and deposited with the Shareholders' Representative for such purpose;

            (e) Engage such legal counsel, and such accountants and other advisors for Shareholders and incur such other expenses on behalf of Shareholders in connection with this Agreement and the transactions contemplated hereby as the Shareholders' Representative may deem appropriate; and

            (f) Take such action on behalf of such Shareholders as the Shareholders' Representative may deem appropriate in respect of:

                  (i) Waiving any inaccuracies in the representations or warranties of Phoenix contained in this Agreement or in any document delivered by it pursuant hereto;

                  (ii) Waiving the fulfillment of any of the conditions precedent to the Shareholders' obligations hereunder;

                  (iii) Taking such other action as he is authorized to take under this Agreement;

                  (iv) Receiving all documents or certificates and making all determinations on behalf of the Shareholders required under this Agreement; and

                  (v) All such other matters as the Shareholders' Representative may deem necessary or appropriate to consummate this Agreement and the transactions contemplated hereby.

            The appointment of the Shareholders' Representative hereunder is irrevocable and is deemed coupled with an interest and any action taken by Shareholders' Representative pursuant to the authority granted in this Section
9.1 shall be effective and absolutely binding on each Shareholder notwithstanding any contrary action of or direction from a Shareholder. The death or incapacity of any Shareholder shall not terminate the prior authority and agency of the Shareholders' Representative.

                                    ARTICLE X

                             POST-CLOSING AGREEMENTS

      SECTION 10.1. CONSISTENCY IN REPORTING. Each party hereto agrees that: (i) the transaction is intended to qualify as a tax-free transaction under the Code;
(ii) the transaction shall be reported for Federal income tax purposes as a tax-free transaction; (iii) for purposes of all financial statements, tax returns and reports, and communications with third parties, the transactions contemplated in this agreement and ancillary or collateral transactions will be treated as a tax-free transaction; and (iv) if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was with the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

      SECTION 10.2. INDEMNITY. Phoenix shall honor the terms and conditions of the indemnification agreements listed on Schedule 4.16 as in effect on the date of Closing.

      SECTION 10.3. FUNDING OF ITC BY PHOENIX. Phoenix agrees to fund ITC in the manner set forth in the "ITC Twelve (12) Month Budget commencing June 1, 1997", a copy of which is attached hereto as Exhibit "A". All funding and "Receivable Financing" will be done by or through Phoenix, and ITC is not authorized to borrow against any of its assets without the written consent of Phoenix. Other than by or through Phoenix, ITC is not authorized to pledge, hypothecate or receive loans against

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its receivables. All assets of ITC, including but not limited to receivables, are considered the property of Phoenix. To ensure adequate funding is available for ITC to meets its goals as set forth in Exhibit "A", Phoenix will make available for the first six month period of Exhibit "A", a direct loan not to exceed forty two thousand dollars ($42,000) per month, in addition, for as long as needed, Phoenix will provide receivable financing of up to seventy five percent (75%) for approved, creditworthy, accounts (as evidenced by the lenders and lending institution, based upon the reasonable and necessary standards of the industry). Accounts deemed to be non-creditworthy, will be reviewed by Phoenix and ITC, on an individual basis, in an attempt to find alternative financing. Should said review find the account(s) to be non-financeable, the account(s) would be rejected by ITC and not be considered as revenue.

      SECTION 10.4 PERFORMANCE OF ITC. ITC asserts that the "ITC Twelve (12) Month Budget" (Exhibit "A") is sound and that the projected revenues and profits are reasonable and will be attained. Based on the limited operating history of ITC, monthly performance reviews will be conducted by Phoenix and should ITC fail to achieve at least eighty five percent (85%) of the revenues and profits, cumulative year to date as projected per Exhibit "A", notwithstanding that the foregoing would constitute a breach of this agreement, changes and adjustments may be implemented by Phoenix to reduce ITC's funding requirements and Phoenix's capital exposure.

      SECTION 10.5 REMEDIES FOR BREACH OF AGREEMENT BY PHOENIX. Should Phoenix breach any term or condition of this agreement, the following shall, at the option of ITC, occur;

            (a) Phoenix shall execute a stock swap with the former shareholders of ITC, whereby such shareholders shall return all Phoenix stock to Phoenix, and shall receive one hundred percent (100%) of the capital stock, voting and nonvoting of ITC. Phoenix shall guarantee that ITC shall be returned to the Shareholders in the same or greater net worth determined in accordance with standard accounting principles, as of the date of Phoenix's acquisition of ITC. Any deficiency shall be funded by Phoenix as a capital contribution to ITC.

            (b) These remedies shall not be exclusive.

      SECTION 10.6 REMEDIES FOR BREACH OF AGREEMENT BY ITC. Should ITC breach any term or condition of this agreement, the following shall, at the option of Phoenix, occur;

            (a) ITC and the former Shareholders of ITC shall execute a stock swap with Phoenix, whereby such shareholders shall return all Phoenix stock to Phoenix, and shall receive one hundred percent (100%) of the capital stock, voting and nonvoting of ITC. Phoenix shall not guarantee that ITC shall be returned to the Shareholders in the same or greater net worth determined in accordance with standard accounting principles, as of the date of Phoenix's acquisition of ITC. Any outstanding notes or

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unpaid loans to ITC by Phoenix, unless otherwise agreed upon by both parties, will immediately become due and payable.

            (b) These remedies shall not be exclusive.

      SECTION 10.7 DIVESTURE OF THE ASSETS OF ITC. Phoenix agrees not to sell, remove or divest in any manner the real or personal property of ITC that would prohibit ITC from performing its normal business.

      SECTION 10.8 DIVERSION OF FUNDS OF ITC. Phoenix agrees not to divert any funds generated by ITC in any manner that would prohibit ITC from attaining its goals of revenue and/or profit as projected in Exhibit "A" of this agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      SECTION 11.1. SURVIVAL OF PROVISIONS. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement, subject to Sections 2.22 and 4.25. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

      SECTION 11.2. PUBLICITY. Neither party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing party prior notice and an opportunity to comment on the proposed disclosure.

      SECTION 11.3. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

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

      SECTION 11.4. FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

      SECTION 11.5. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

            (a)   If to Phoenix, to:

                  Phoenix International Industries, Inc.
                  501 S. Dixie Hwy.
                  West Palm Beach, FL 33401
                  Attention: Gerard Haryman, Pres.

             (b)  If to ITC and/or Shareholders, to:

                  Intuitive Technology Consultants, Inc.
                  4187 Northeast Expressway, Suite 200
                  Atlanta, GA 30340
                  Attention: Scott A. Schuster, Pres.

or to such other persons or at such other addresses as shall be furnished by either party by like notice to the other, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this
Section 10.6 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.6.

      SECTION 11.7. ENTIRE AGREEMENT. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

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

      SECTION 11.8. SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

      SECTION 11.9. TITLES AND HEADINGS. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      SECTION 11.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      SECTION 11.11. CONVENIENCE OF FORUM; CONSENT TO JURISDICTION. Any dispute arising out of this agreement shall be resolved by binding arbitration in accordance with the Civil Arbitration Rules of the American Arbitration Association. The arbitration will be held in West Palm Beach, Florida and will be conducted by one arbitrator mutually agreeable to ITC, Shareholders and Phoenix. If the parties cannot agree within thirty (30) days of a written demand by a party for arbitration, the arbitrator shall be selected by the American Arbitration Association. Arbitration is final without appeal. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

      SECTION 11.12. ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

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      SECTION 11.13. GOVERNING LAW. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the choice-of-law provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR: PHOENIX INTERNATIONAL INDUSTRIES, INC.

----------------------------------        --------------------------
Gerard Haryman                                        Date
President

FOR: INTUITIVE TECHNOLOGY CONSULTANTS, INC.

----------------------------------        --------------------------
Scott A. Schuster                                     Date
President